Exhibit 99.1

Immuneering Reports Second Quarter 2021 Financial Results and Provides Business Updates

Recently completed upsized initial public offering raising $129.4 million in gross proceeds, providing runway into 2024

Company expects to file IND for IMM-1-104 in Q1 2022

CAMBRIDGE, Mass., September 9, 2021— Immuneering Corporation (Nasdaq: IMRX), a biopharmaceutical company advancing a robust pipeline of oncology and neuroscience product candidates that are designed to uniquely disrupt cellular signaling dynamics, today reported financial results for the second quarter ended June 30, 2021 and provided a corporate update.

“We continue to make significant progress across all aspects of our organization and with the recent IPO proceeds and the additions to our management team and board of directors, we plan to advance our pipeline and strive to bring novel medicines to patients,” said Ben Zeskind, chief executive officer of Immuneering Corporation. “In the near term, we remain focused on continuing to advance IMM-1-104, our RAF-MEK inhibitor, targeting RAS mutant tumors into the clinic and anticipate filing our IND in Q1 2022.”

Corporate Highlights

●	Completed Initial Public Offering: On August 3, 2021, Immuneering announced the closing of its upsized initial public offering of 8,625,000 shares of Class A common stock, including the full exercise by the underwriters of their overallotment option to purchase 1,125,000 shares of Class A common stock, at a public offering price of $15.00 per share, for total gross proceeds of approximately $129.4 million, before deducting underwriting discounts, commissions and estimated offering expenses payable by Immuneering.
●	Strengthened Leadership Team: Immuneering further strengthened its management team with the appointment of Biren Amin as its Chief Financial Officer in April 2021 and Michael Bookman as the company’s General Counsel and Secretary in July 2021.
●	Enhanced and Expanded Board of Directors: Immuneering also welcomed new additions to the board of directors with the appointments of Laurie Keating in April 2021, and Ann Berman in July 2021.
●	Completed Series B Financing in 1H 2021: Immuneering raised $62 million in a Series B financing led by Cormorant Asset Management, Surveyor Capital (a Citadel company), Rock Springs Capital, funds and accounts advised by T. Rowe Price Associates, Inc., funds and accounts managed by Blackrock, Perceptive Advisors, and LYFE Capital.

Key Development Highlights

●	IMM-1-104 IND submission expected in Q1 2022: Immuneering expects to file the IND for IMM-1-104 in Q1 2022 and expects to start its Phase 1 trial evaluating IMM-1-104 in 1H 2022. IMM-1-104 is a highly selective dual-MEK inhibitor that has been designed to overcome MAPK-feedback loops and exhibits deep cyclic inhibition through its targeted potency and short half-life. As a result, Immuneering believes IMM-1-104 can target patients with a broad spectrum of mutations, such as KRAS and NRAS, that activate the MAPK pathway.

Second Quarter 2021 Financial Highlights

●	Cash Position: Cash and cash equivalents as of June 30, 2021 were $50.2 million, compared with $37.1 million as of December 31, 2020. The June 30, 2021 cash and equivalents excludes $118.3 million in net proceeds from the Company’s initial public offering, which was completed in August 2021.
●	Research and Development (R&D) Expenses: R&D expenses for the second quarter of 2021 were $7.0 million, compared with $3.2 million for the second quarter of 2020. The increase in R&D expenses was primarily attributable to higher preclinical costs related to the Company’s lead programs and increased personnel to support ongoing research and development activities.
●	General and Administrative (G&A) Expenses: G&A expenses for the second quarter of 2021 were $1.3 million, compared with $0.6 million for the same period of 2020. The increase in G&A expenses was primarily attributable to an increase in headcount in our general and administrative functions to support the Company’s business and to costs related to preparing for the Company’s initial public offering.
●	Net Loss: Net loss attributable to common stockholders was $7.9 million, or $1.61 per share, for the quarter ended June 30, 2021, compared to $3.6 million, or $0.73 per share, for the quarter ended June 30, 2020.

About Immuneering Corporation

Immuneering is a biopharmaceutical company with an emerging pipeline focused on improving patient outcomes across a spectrum of debilitating oncologic and neurologic diseases by applying its deep knowledge of translational bioinformatics to every stage of the drug development process. Immuneering has more than a decade of experience in translational bioinformatics and generating insights into drug mechanisms of action and patient treatment responses. Building on this experience, Immuneering has developed a disease-agnostic platform that enables the company to utilize human data, novel biology and chemistry, and translational planning to create and advance its wholly owned pipeline. Immuneering’s current development programs in oncology are focused on providing potential treatments for patients with solid tumors caused by mutations of oncologic signaling pathways, including the MAPK pathway. Immuneering’s lead product candidate, IMM-1-104, is designed to be a highly selective dual-MEK inhibitor that further disrupts KSR for the treatment of advanced solid tumors in patients harboring RAS mutant tumors. Additionally, Immuneering has six other oncology programs in the discovery stage that are designed to target either the MAPK or mTOR pathway, and two neuroscience programs in the discovery stage.

Forward-Looking Statements

This press release includes certain disclosures that contain "forward-looking statements," including, without limitation, statements regarding Immuneering’s expectations regarding the anticipated use of net proceeds from its initial public offering, the sufficiency of Immuneering’s cash and cash equivalents, the treatment potential of IMM-1-104, the timing of submission of the IND and commencement of clinical trials for IMM-1-104 and Immuneering’s ability to advance its pipeline and further diversify its portfolio. Forward-looking statements are based on Immuneering’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, the risks inherent in oncology and neuroscience drug development, including target discovery, target validation, lead compound identification, lead compound optimization, preclinical studies and clinical trials. These and other risks and uncertainties are described more fully in the section titled "Risk Factors" in Immuneering’s most recent Form 10-Q filed with the U.S. Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Immuneering undertakes no duty to update such information except as required under applicable law.

Corporate Contact:
Rebecca Kusko, Ph.D.
Immuneering Corporation
617-500-8080
rkusko@immuneering.com

Investor Contact:
Anne Marie Fields

Managing Director

Rx Communications
afields@rxir.com

IMMUNEERING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Revenue	$660,040	$480,835	$1,408,240	$963,885
Cost of revenue	318,601	237,062	727,763	492,089

Gross profit	341,439	243,773	680,477	471,796

Operating expenses
Research and development	6,991,965	3,221,000	12,382,985	6,044,254
General and administrative	1,340,398	629,403	2,524,422	1,273,412
Total operating expenses	8,332,363	3,850,403	14,907,407	7,317,666
Loss from operations	(7,990,924)	(3,606,630)	(14,226,930)	(6,845,870)

Other income
Interest income	3,259	2,468	9,614	40,988
Net loss	$(7,987,665)	$(3,604,162)	$(14,217,316)	$(6,804,882)

Net loss per share attributable to common stockholders, basic and diluted	$(1.61)	$(0.73)	$(2.87)	$(1.37)
Weighted-average common shares outstanding, basic and diluted	4,954,553	4,950,129	4,952,352	4,950,129

IMMUNEERING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2021	December 31, 2020

Assets
Current assets:
Cash and cash equivalents	$50,245,103	$37,090,151
Accounts receivable	495,105	500,110
Prepaids and other current assets	696,684	140,958
Total current assets	51,436,892	37,731,219

Property and equipment, net	82,077	64,363
Right-of-use asset, net	562,770	613,103
Other assets	960,386	14,333
Total assets	$53,042,125	$38,423,018

Liabilities, Convertible Preferred Stock and Stockholders' Deficit
Current liabilities:
Accounts payable	$1,432,516	$1,480,537
Accrued expenses	3,318,870	698,992
Lease liability, current	80,605	76,322
Total current liabilities	4,831,991	2,255,851

Long-term liabilities:
Lease liability, noncurrent	503,213	544,767
Total liabilities	5,335,204	2,800,618
Commitments and contingencies (Note 9)
Convertible preferred stock:
Series B preferred stock, $0.001 par value, 6,032,183 shares authorized, 6,032,145 and 3,619,292 shares issued and outstanding at June 30, 2021 and December 31, 2020	61,772,761	36,983,910
Series A preferred stock, $0.001 par value, 2,495,933 shares authorized, 2,495,933 shares issued and outstanding at June 30, 2021 and December 31, 2020	21,119,940	21,119,940
Total convertible preferred stock	82,892,701	58,103,850
Stockholders’ deficit:
Class A common stock, $0.001 par value, 22,026,200 shares authorized, 5,275,936 and 4,950,129 shares issued and outstanding at June 30, 2021 and December 31, 2020	5,276	4,950
Class B common stock, $0.001 par value, 6,032,183 shares authorized, 0 shares issued and outstanding at June 30, 2021 and December 31, 2020	—	—
Additional paid-in capital	4,763,900	3,251,240
Accumulated deficit	(39,954,956)	(25,737,640)
Total stockholders' deficit	(35,185,780)	(22,481,450)
Total liabilities, convertible preferred stock and stockholders' deficit	$53,042,125	$38,423,018